EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-33931 and No. 333-32596 of Northern Technologies International Corporation on Form S-8 of our report dated November 17, 2000, appearing in the Annual Report on Form 10-KSB of Northern Technologies International Corporation for the fiscal year ended August 31, 2000.



/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
November 28, 2000


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